UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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      . Definitive Proxy Statement

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OPHTHALIX INC.

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OPHTHALIX INC.

10 Bareket St

Petach Tikva, Israel 49170

+(972) 39241114

NOTICE OF SOLICITATION OF CONSENTS

May __, 2013

TO OUR SHAREHOLDERS:

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are furnished to you by OphthaliX Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation on behalf of our board of directors of written consents from the holders of the Company’s Common Stock to take action without a shareholders’ meeting.

Our board of directors is requesting the holders of the Company’s Common Stock to consent to the following proposals:

1.

To approve the grant of stock options to various members of the Board of Directors (the “Option Grants”), as described below; and

2.

To ratify the amendment to the Bylaws of the Company to adopt Delaware as the exclusive forum for certain disputes (the “Amendment”).

We have established the close of business on May 15, 2013, as the record date for determining shareholders entitled to submit written consents.

We request that each shareholder complete, date and sign the enclosed written consent form and promptly return it the Company’s legal counsel by mail at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095, by email at jamie@vancelaw.us, or by fax at (801) 446-8803.  To be counted, your properly completed written consent must be received before 5:00 p.m. Mountain Time, on May 31, 2013, subject to extension by our board of directors or to early termination of solicitations if a majority approval is received.

Failure to return the enclosed written consent will have the same effect as a vote against the proposals.  We recommend that all shareholders consent to the proposals, by marking the box entitled “FOR” with respect to the proposal on the enclosed written consent form, and sending the written consent to us.  If you sign and send in the written consent form but do not indicate how you want to vote as to the proposals, your consent form will be treated as a consent “FOR” the proposal.

Consents may be revoked by shareholders at any time before the time that we receive and accept the written consent of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote.

By Order of the Board of Directors

_______________________________

Barak Singer

Chief Executive Officer

OPHTHALIX INC.

10 Bareket St

Petach Tikva, Israel 49170

+(972) 39241114

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the shareholders of OphthaliX Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) with regard to the following proposals:

1.

To approve the grant of stock options to various members of the Board of Directors (the “Option Grants”), as described below; and

2.

To ratify the amendment to the Bylaws of the Company to adopt Delaware as the exclusive forum for certain disputes (the “Amendment”).

This Consent Solicitation Statement contains important information for you to consider when deciding how to vote on these matters.  Please read it carefully.

Our board of directors has approved the proposals and has chosen to seek to obtain shareholder approval and ratification of the proposals by written consent, rather than by calling a special meeting of shareholders, in order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed corporate action as quickly as possible.  Written consents are being solicited from all of our shareholders pursuant to Section 228 of the Delaware General Corporation Law.

Voting materials, which include this Consent Solicitation Statement and a written consent form, are being mailed to all shareholders on or about May __, 2013.  Our board of directors has set the close of business on May 15, 2013, as the record date for the determination of shareholders entitled to act with respect to the consent action (the “Record Date”).  As of the Record Date, the Company had 46,985,517 shares of Common Stock outstanding of record, held by approximately ____ registered holders of record.

How to Submit Consents; Expiration Date

Shareholders of record who desire to consent to the proposals may do so by delivering the applicable written consent to us by hand, mail, email, facsimile or overnight courier, in accordance with the instructions contained in the written consent.  If your shares are held in street name, voting will depend on the voting processes of your broker, bank, or other holder of record.  Therefore, we recommend that you follow the voting instructions in the materials you receive directly from the holder of record.

If the written consent is properly completed and signed, the shareholder will be deemed to have consented to the proposals.  Failure to return the enclosed written consent form will have the same effect as a vote against approval and ratification of the proposals.

Written consents by the shareholder(s) must be executed in exactly the same manner as the name(s) appear(s) on the stock certificates.  If stock certificates to which a written consent relates are held of record by two or more joint holders, all such holders must sign the written consent.  If a signature is by a trustee, executor, administrator, guardian, proxy, attorney-in-fact, officer of a corporation or other record holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act.  If stock certificates are registered in different names, separate written consents must be executed covering each form of registration.

FOR A WRITTEN CONSENT TO BE VALID, A SHAREHOLDER MUST COMPLETE, SIGN, DATE AND DELIVER THE WRITTEN CONSENT (OR PHOTOCOPY THEREOF) FOR SUCH HOLDER’S SHARES TO THE COMPANY’S LEGAL COUNSEL.  SUCH WRITTEN CONSENT MAY BE DELIVERED TO THE COMPANY’S LEGAL COUNSEL BY HAND, MAIL, EMAIL, FACSIMILE OR OVERNIGHT COURIER.

All written consents that are properly completed, signed and delivered to our legal counsel before the Expiration Date (as defined below), subject to extension by our board of directors, and not revoked before our acceptance of the written consents, will be accepted.

The term “Expiration Date” means 5:00 p.m. Mountain Time, on May 31, 2013, unless the Requisite Consents are received before such date, in which case this solicitation will expire on the date that such Requisite Consents are obtained, and such earlier date shall be the Expiration Date.

Final results of this solicitation of written consents will be published in a Form 8-K filed with the SEC after the Expiration Date.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right, at any time before the Expiration Date, to amend or terminate the solicitation, or to delay accepting written consents.

If you have any questions about the consent solicitation or how to vote or revoke your written consent, or if you should need additional copies of this Consent Solicitation Statement or voting materials, please contact Ronen Kantor, the Secretary of the Company, at +(972) 39241114.

Revocation of Consents

Written consents may be revoked or withdrawn by the shareholders at any time before 5:00 p.m. Mountain Time on the Expiration Date.  To be effective, a written, facsimile, or email revocation or withdrawal of the written consent must be received by our legal counsel before such time and addressed as follows:  OphthaliX Inc., Attn:  Legal Counsel, 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095; by email at jamie@vancelaw.us, or by facsimile at (801) 446-8803.  A notice of revocation or withdrawal must specify the shareholder’s name and the number of shares being withdrawn.  After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Solicitation of Consents

Our board of directors is sending you this Consent Solicitation Statement in connection with its solicitation of consents to approve the Option Grants and ratify the Amendment.  Certain directors, officers and employees of our Company may solicit written consents by mail, email, telephone, facsimile or in person.  Our company will pay for the costs of solicitation.

PROPOSAL TO APPROVE THE GRANT OF STOCK OPTIONS

General

On May 9, 2013, the Board of Directors approved the grant of the following options to directors of the Company (the “Options” or “Option Grants”), subject to shareholder approval, to acquire shares of Common Stock of the Company in accordance with the terms of the 2012 Stock Incentive Plan, as amended (the “Plan”):

•

940,000 options to Dr. Pnina Fishman, our Chairman (470,000 to vest immediately and the remaining 470,000 to vest quarterly for three years);

•

235,000 options to Dr. Ilan Cohn, one of our directors (117,500 to vest immediately and the remaining 117,500 to vest quarterly for three years);

•

235,000 options to Guy Regev, one of our directors (117,500 to vest immediately and the remaining 117,500 to vest quarterly for three years);

The exercise price of the Options is $1.29 and the Options expire May 8, 2023.

Purpose for Shareholder Approval of Option Grants

Due to the fact that all the directors of the Company who are to receive Option Grants are also directors of Can-fite Biopharma Ltd., the parent of our Company ("Can-Fite"), shareholder approval is required in order to effect the grant of the Option Grants by the Company and enable full disclosure of any interest they may have in relation to the grant of the Option Grants by the Company.

Impact of a Negative Vote

If shareholder approval of the Option Grants is not obtained by the Company, the Options will not be granted and the shares underlying the Options will return to the authorized but unissued shares under the Plan.

Interest of Certain Persons in the Option Grants

Dr. Fishman, Dr. Cohn, Mr. Regev, as directors of the Company and as recipients of the Options, have an interest in the Option Grants.  Besides the preceding, no one who has been a Company director or executive officer since the beginning of our last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Articles Amendment that is not shared by all other holders of the Company’s Common Stock.

The Board of Directors unanimously recommends that you vote "FOR" the proposal to approve the Option Grants, as described above.

PROPOSAL TO RATIFY THE AMENDMENT TO THE BYLAWS OF THE COMPANY TO ADOPT DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN DISPUTES.

General

On May 6, 2013, the Board of Directors approved an amendment to the Bylaws of the Company (the “Amendment”). The amendment is summarized as follows:

•

A new section designated as Article IX of the Bylaws was added to the Bylaws and the remaining Articles are renumbered as applicable:

ARTICLE IX

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Although the Amendment became effective on May 6, 2013 upon approval by the Board of Directors, the Company seeks shareholder ratification of the Amendment.

Purpose of the Amendment

The Amendment is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter.  The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known case law and level of expertise, and should promote efficiency and costs-savings in the resolution of such claims.  The Board of Directors believes that Delaware courts are best suited to address disputes involving such matters given that the Company is incorporated in Delaware and that the Delaware courts have a reputation for expertise in corporate law matters.  The Board of Directors also believes that the Delaware courts have more experience and expertise in dealing with complex corporate issues than many other jurisdictions.  For these reasons, the Board of Directors believes that providing for Delaware as the exclusive forum for the types of disputes listed above is in the best interests of the Company and its stockholders.  At the same time, the Board of Directors believes that the Company should retain the ability to consent to an alternative forum on a case-by-case basis where the Company determines that its interest and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than Delaware Chancery Court.

Such a provision requires that state courts in which such claims are asserted in contravention of the proposed amendment be willing to enforce its terms.  It cannot be assured that all state courts will determine such a provision to be enforceable or will be willing to force the transfer of such proceedings to the Delaware courts.

The Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify the amendment to the Bylaws of the Company to adopt Delaware as the exclusive forum for certain disputes.

VOTING PROCEDURES

Vote(s) Required; Insider Voting Intentions

In order for the proposals to be approved and ratified pursuant to Delaware law, we must receive the written consent of a majority of the outstanding shares of Common Stock (the “Requisite Consents”).  Each share of Common Stock entitles the holder of record to one vote.  Failure to vote (return a written consent form) at all will have the effect of a vote against the proposals.  Abstentions will have the effect of a vote against the proposals.  Broker non-votes will have the effect of a vote against the proposals.

We will not follow through with the proposals unless we also receive the written consent of a majority of the shares of Common Stock which would be duly outstanding on the Record Date.

Our board of directors recommends that you vote (give written consent) “FOR” the proposals.

Procedure for Implementing the Proposals

The Option Grants would become effective upon (i) receipt of the Requisite Consents, and (ii) after 20 days have passed since this Consent Solicitation Statement was sent to shareholders.

The Amendment became effective on May 6, 2013, the date the Amendment was approved by the Board of Directors.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenters’ rights or appraisal rights with respect to the proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of our common stock as of May 9, 2013, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group.  The table also sets forth certain information concerning the ownership of ordinary shares of Can-Fite, as of May 9, 2013, by (i) each of our directors and named executive officers, and (ii) our directors and executive officers as a group.

Name and Address of Beneficial Owner	OphthaliX Common Stock Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)	Can-Fite Ordinary Shares Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

Pnina Fishman, Ph.D. Chairman of the Board	43,701	*	14,306,604(2)	3.92%

Ilan Cohn, Ph.D. Director	0	--	5,063,320(3)	1.41%

Guy Regev Director	255,535(4)	*	1,306,625(5)	*

Roger Kornberg, Ph.D. Director	117,500(6)	*	0	--

Barak Singer Chief Executive Officer	39,155(7)	*	179,375	*

Itay Weinstein Chief Financial Officer	58,570(8)	*	400,000	*

Executive Officers and Directors as a Group (6 Persons)	514,641	1.09	20,855,924	5.86%

Can-Fite BioPharma Ltd. 10 Bareket Street	41,962,048(9)	83.24%	--	--

Kiryat Matalon P.O. Box 7537 Petah-Tikva 49170 Israel

* Less than 1%

(1)This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate.  Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  At May 9, 2013, we had 46,985,517 common shares outstanding and Can-Fite had 356,805,528 ordinary shares outstanding.

(2)Includes 60,000 registered warrants (Series 8), 90,000 registered warrants (Series 9) and 7,570,761 unregistered options.

(3)Includes 28,000 registered warrants (Series 8), 42,000 registered warrants (Series 9) and 2,032,136 unregistered options.

(4)Includes 156,225 shares of common stock held in a brokerage account.

(5)Includes 24,000 registered warrants (Series 8), 36,000 registered warrants (Series 9), 250,000 registered warrants (Series 10), 250,000 registered warrants (Series 11), and 140,625 unregistered options.

(6)Represents 117,500shares of common stock issuable upon exercise of vested options.

(7)Represents 39,155 shares of common stock issuable upon exercise of vested options.

(8)Represents 58,570 shares of common stock issuable upon exercise of vested options.

(9)Includes 3,427,417 shares of common stock issuable to Can-Fite upon the exercise of warrants.  The beneficial owner of Can-Fite holding 5% or more of Can-Fite’s outstanding ordinary shares is Shaked Global at 8.57%.

The following table sets forth as of December 31, 2012, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders	235,000	(1)	$2.00	4,665,000	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	235,000			4,665,000

(1)	Represents options granted under our 2012 Stock Incentive Plan.
(2)	Represents shares available for future issuance under the 2012 Stock Incentive Plan.

EXECUTIVE COMPENSATION

Executive Compensation

No compensation was awarded to, earned by, or paid to any executive officer for services rendered in any capacities to our company or our subsidiary for the years ended December 31, 2012 and 2011.  Dr. Pnina Fishman served as our Chief Executive Officer for the year ended December 31, 2012.

Equity Awards

Dr. Fishman did not hold any unexercised options, stock that had not vested, or equity incentive plan awards at December 31, 2012.

On February 6, 2012, the Board of Directors and the shareholders adopted the 2012 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders.

There are 4,900,000 shares of common stock authorized for non-statutory and incentive stock options, restricted stock units, and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The Plan is administered by the Board of Directors.  The persons eligible to participate in the Plan are as follows: all of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended, or any successor form) are eligible to be granted Awards under the Plan.  Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5(a)), “Restricted Stock” (as defined in Section 6(a)), “Restricted Stock Units” (as defined in Section 6(a)), “Other Stock-Based Awards” (as defined in Section 7(a)) and “Performance Awards” (as defined in Section 8(a)). follows: (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries.

The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until February 6, 2022, whichever is earlier.  The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

On January 29, 2013, the Board of Directors conditionally approved the adoption of an annex (the “Annex”) to the Plan.  Approval of the Annex by the Board of Directors was contingent upon the following: 1) 30 days elapsing since approval of the Annex by the Board of Directors, and 2) filing with Israeli income tax authorities (the “Tax Authorities”).  On February 7, 2013, the Annex was filed with the Tax Authorities and on March 8, 2013, the Annex became effective.

The Annex applies only to grantees who are residents of the State of Israel at the date of grant or those who are deemed to be residents of the State of Israel for the payment of tax at the date of grant.  U.S. tax rules and regulations will not apply to any grants to a grantee who is a resident of the State of Israel at the date of grant or those who are deemed to be residents of the State of Israel for the payment of tax at the date of grant.

The purpose of the approval and adoption of the Annex is to harmonize the terms and conditions of the Plan with applicable Israeli law and provide specific provisions regarding optionees who are subject to Section 102(a) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”).  The Annex is intended to promote the interests of the Company by providing present and future officers of the Company, other employees of the Company (including directors of Company who are also employees of the Company) and consultants of the Company with an incentive to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.  The Company’s Board of Directors shall have the authority to determine additional persons which will be granted rights under the Annex.

Stock Options.  Pursuant to the Annex, the Board of Directors of the Company is authorized to grant stock options to persons subject to the Ordinance.  The Board of Directors of the Company may grant to employees, officers, and directors options under Section 102 of the Ordinance (“102 Options”) and to consultants and other service providers options under Section 3(i) of the Ordinance (“3(i) Options”).  The Board of Directors of the Company may designate 102 Options as “Approved 102 Options,” for which the options and shares upon exercise must be held in trust and granted through a trustee, and as “Unapproved 102 Options,” for which the options and shares upon exercise do not have to be held in trust.  As described further below, the type of option and duration of time the option and shares upon exercise are held in trust will determine the tax consequences to the participant.  Of the Approved 102 Options, the Board of Directors of the Company may grant options as “Work Income Options,” for which the options and shares upon exercise must be held in trust for 12 months from the date of grant, or as “Capital Gain Options,” for which the options and shares upon exercise must be held in trust for 24 months from the date of grant.  If the requirements of the Approved 102 Options are not met, the options are regarded as Unapproved 102 Options.  3(i) Options and the shares upon exercise may be held in trust as well, depending upon the agreement between the Board of Directors of the Company, optionee, and the trustee of the trust.  Approved 102 Options which have been granted as "Capital Gains Options" enable the optionee to pay capital gains tax on such option provided the terms of the grant and Section 102 of the Ordinance have been met whilst all other option grants under the Annex are treated as regular income and are subject to the taxation applicable thereto.  The trustee appointed under the Annex is required to qualify as a trustee under Section 102 of the Ordinance and shall hold any options granted under the Annex in trust for the respective holding periods as designated under the Annex and Section 102 of the Ordinance.  The grant of options under the Annex requires the delivery of a grant notification letter to each optionee in which all the relevant terms and conditions of such grant are set out.  The grant notification letter may include additional matters relating to the vesting of the options, exercise periods, events of termination of employment, etc.  The Annex sets out that for as long as options or shares purchased pursuant to thereto are held by the trustee on behalf of the optionee, all rights of the optionee over the shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.  The Annex shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

Compensation of Directors

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)		Option Awards(1) ($)	Total ($)
Ilan Cohn	0		0	0
Guy Regev	0		0	0
Roger Kornberg	3,000	(2)	220,000(3)	223,000

(1)The estimated value of options awarded was determined in accordance with FASB ASC 718; see Note 1 in the footnotes to the Consolidated Financial Statements included in the Form 10-K for the year ended December 31, 2012.  Amounts reported do not reflect amounts actually received by the director.

(2)In connection with the appointment of Dr. Kornberg, the Company entered into an agreement to pay director fees for attendance at meetings of the Board of Directors or any committee of the Board. Dr. Kornberg will receive US$2,000 for attendance in person at a meeting of the Board, US$750 for attendance by telephone at a meeting of the Board, and US$750 for attendance at each meeting of any committee of the Board.

(3)On January 26, 2013, the Company granted to Dr. Kornberg ten-year options to purchase 235,000 common shares of the Company at $2.00 per share. The options vest as follows: 19,583 on March 31, 2012 and 19,583 on the last day of each month thereafter so long as he remains a director until fully vested.  The options were granted under the Company’s 2012 Stock Incentive Plan.

We are currently considering the precise composition of our director compensation policy.  We may adopt a policy of paying independent directors an annual retainer, stock options and a fee for attendance at board and committee meetings.  We anticipate reimbursing each director for reasonable travel expenses related to such director’s attendance at board and committee meetings.

CHANGE OF CONTROL

There are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•

The operation of which may at a subsequent date result in a change in control of the Company; or

•

With respect to the election of directors or other matters.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

The following table identifies each person who, at any time during the fiscal year ended December 31, 2012, was a director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

		Number of
		Transactions Not
	Number of Late	Reported on a	Reports Not
Name	Reports	Timely Basis	Filed
Can-Fite Biopharma Ltd.	1	1	0

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Consent Solicitation Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of such shareholders.  Also, we will promptly deliver a separate copy of this Consent Solicitation Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Consent Solicitation Statement was delivered, or deliver a single copy of this Consent Solicitation Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders also may address future requests regarding delivery of Consent Solicitation Statements, proxy statements and annual reports by contacting us at the address noted above.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this consent solicitation.

We held our annual meeting of shareholders for the fiscal year ended December 31, 2012 on May 9, 2013.  The Board of Directors has yet to approve the date for the annual meeting of shareholders for the fiscal year ended December 31, 2013.  Once the date is determined, the date shareholder proposal deadline will be disclosed.

All shareholder proposals should be submitted to the attention of our Secretary at the address of our principal executive offices.  We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

By Order of the Board of Directors

________________________________

Barak Singer

Chief Executive Officer

WRITTEN CONSENT OF SHAREHOLDER OF

OPHTHALIX INC.,

a Delaware corporation

The undersigned shareholder of OphthaliX Inc. (the “Company”) hereby acknowledges receipt of the Notice of Solicitation of Consents and accompanying Consent Solicitation Statement, each dated May __, 2013.  The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to approve the Option Grants, and has referred the same to the shareholders of the Company for approval by written consent;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders for the shareholders to ratify the Amendment and has referred the same to the shareholders of the Company for approval by written consent; and

WHEREAS, the Board of Directors of the Company has recommended that the shareholders vote “FOR” the below resolutions, which it has deemed is in the best interests of the Company and its shareholders;

RESOLUTION NO. 1: Approval of the Option Grants.

      . FOR                     . AGAINST                     . ABSTAIN

RESOLUTION NO. 2: Ratification of the Amendment.

      . FOR                     . AGAINST                      . ABSTAIN

This Written Consent action may be executed in counterparts.  Failure of any particular shareholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Consent is solicited by the Company’s Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this Consent on May __, 2013.

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Print name(s) exactly as shown on Stock Certificate(s)

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Signature (and Title, if any)

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Signature (if held jointly)

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Number of Shares Represented

Sign exactly as name(s) appear(s) on stock certificate(s).  If stock is held jointly, each holder must sign.  If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS CONSENT TO RONALD N. VANCE & ASSOCIATES, LEGAL COUNSEL FOR OPHTHALIX INC., AT 1656 REUNION AVENUE, SUITE 250, SOUTH JORDAN, UTAH 84095.

You may submit your consent by email to jamie@vancelaw.us.

You may also submit your consent by facsimile to (801) 466-8803.

Important Notice Regarding the Availability of Consent Materials.  The Consent Solicitation Statement is available on the SEC’s website at www.sec.gov.